Exhibit 10.2

Change Order #1

As of August 13, 2024

Amanda Baldwin, Chief Executive Officer
Olaplex Holdings, Inc.
432 Park Ave South, 3rd Floor
New York, NY 10016

Dear Amanda:

This change order #1 (“Change Order #1”) documents certain changes to the engagement letter agreement between Alvarez & Marsal Private Equity Performance Improvement Group, LLC (“A&M”) and Olaplex Holdings, Inc. (the “Company”) dated as of April 3, 2024 (the “Engagement Letter”). The sections of the Engagement Letter set forth below are hereby amended, effective as of the date of this Change Order #1 (or as otherwise noted), by modifying the respective sections as follows:

1.Description of Services

“Section a: In connection with this engagement, A&M shall make available to the Company:” shall be modified as follows:
Effective as of August 13, 2024, Paul Kosturos, has resigned as the Interim CFO. Mr. Kosturos is no longer providing interim officer services pursuant to the Engagement Letter to the Company as of this date.
In addition, this Change Order shall document A&M and the Company’s agreement that A&M shall continue to make Mr. Kosturos available to provide certain consulting services to the Company pursuant to the Engagement Letter. Such consulting services will be advisory only, as the interim officer scope described in the Engagement Agreement has ended. Effective as of the date hereof, A&M’s role when providing services to the Company under the Engagement Agreement will be that of an advisor.
“Section b: Duties.” shall be modified as follows:
The Company has acknowledged that they would like Paul Kosturos to continue to support the newly appointed CFO of the Company as deemed appropriate by either the CEO or CFO of the Company. Accordingly, until the termination of this Agreement, Paul Kosturos will continue in an advisory capacity to answer questions and provide guidance as requested.

All activities will be performed under the direction and supervision of the CFO and CEO as appropriate. The Company shall be solely responsible for the direction and supervision of Paul Kosturos. The Company will provide the staff and resources to direct and support Paul Kosturos. If Company cannot provide this support, both the work and the work schedule may be adversely affected.

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Except as expressly modified herein, all other terms and conditions of the Engagement Letter remain unchanged. Please indicate your agreement to this Change Order #1 by signing and returning to A&M the enclosed copy.

Very truly yours,
Alvarez & Marsal Private Equity Performance Improvement Group, LLC

By: /s/ Paul Kosturos
Paul Kosturos, Managing Director

Date: 9/11/2024

Acknowledged and Accepted:

Olaplex Holdings, Inc.

By: /s/ Amanda Baldwin
Amanda Baldwin, Chief Executive Officer

Date: 9/15/2024
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